Exhibit 10.3

9 October 2009	Misys plc
One Kingdom Street
Paddington
Brian Vandenberg Esq	London
W2 6BL
General Counsel
Allscripts-Misys Healthcare Solutions Inc	T +44 20 3320 5000
222 Merchandise Mart Plaza	F +44 20 3320 1771
Suite 2024
Chicago, IL 60654	www.misys.com
United States of America
experience, solutions, results

Dear Brian

Shared Services Agreement dated March 1, 2009 and effective October 10, 2008, between Misys plc (“Misys”) and Allscripts-Misys Healthcare Solutions Inc (“Allscripts”) (the “Agreement”)

Further to our discussions and in the light of the fact that negotiations between Misys and Allscripts for the renewal of the Agreement on revised terms are continuing and making good progress, we hereby agree to extend the Agreement in full force and effect for a period of 30 days from October 10, 2009.

It is the intention of the parties that the revised terms of the Agreement shall be backdated so as to give effect to such revised provisions from October 10, 2009.

I should be grateful if you would countersign this letter to confirm your agreement on behalf of Allscripts.

Kind regards

Tom Kilroy

EVP, General Counsel & Company Secretary

For Misys plc

Brian D Vandenberg
Senior Vice President & General Counsel
For Allscripts-Misys Healthcare Solutions Inc

Misys Plc is a member of the Misys group of companies

Registered in England, No. 01360027. Registered Office: One Kingdom Street, Paddington, London W2 6BL